Contact: Zhongpin Inc.
Yuanmei Ma Chief Financial Officer Phone: 86 010 828 61788	Leslie Richardson, Financial Writer CCG Elite Phone: 646-213-1915 Crocker.coulson@ccgir.com Leslie.richarsdon@ccgir.com

Crocker Coulson, President

For Immediate Release

Zhongpin Inc. Announces Conference Call
to Discuss Third Quarter 2007 Results

Changge City, Henan Province, PRC - November 5, 2007 - Zhongpin Inc. (OTC BB: ZHNP) today announced that it will conduct a conference call at 10:00 a.m. Eastern Time on Monday, November 12, 2007 to discuss its third quarter 2007 results.

Hosting the call will be Crocker Coulson, President of CCG Elite, joined by Mr. Xianfu Zhu, Chairman and Chief Executive Officer, Mr. Baoke Ben, Board Director and Executive Vice President and Ms. Yuanmei Ma, Vice President and Chief Financial Officer of Zhongpin. Zhongpin plans to distribute its earnings announcement earlier that same day.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-482-0024. International callers should dial 617-801-9702. When prompted by the operator, mention Conference Passcode 243 017 08.

If you are unable to participate in the call at this time, a replay will be available on Monday, November 12, 2007 at 12:00 p.m. Eastern Time, through Monday, November 19, 2007. To access the replay dial 888-286-8010 and enter the conference passcode 13564447. International callers should dial 617-801-6888 and enter the same passcode 13564447.

The conference will be broadcast live over the Internet and can be accessed by all interested parties at Zhongpin's website at http://www.zpfood.com. To listen to the call please go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

About Zhongpin Inc.

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans more than 20 provinces and includes over 2,800 retail outlets. Zhongpin's export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan, and South Korea. For more information contact CCG Elite directly or visit Zhongpin's website at www.zpfood.com.